Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated January 30, 2018, included as part of the consolidated financial statements of Sanchez Midstream Partners LP as of December 31, 2017, in the Registration Statement on Form S-3 and related Prospectus of Sanchez Midstream Partners LP.

RYDER SCOTT COMPANY, LP

By:	/s/ Eric T. Nelson

Name:	Eric T. Nelson, P.E.

License:	TBPE License No. 102286

Title:	Managing Senior Vice President

Houston, Texas

March 9, 2018